EXHIBIT 99.4
                                                                    ------------

                            CAS MEDICAL SYSTEMS, INC.

               UUAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Basis of Presentation.

     On May 15, 2005, CAS Medical Systems, Inc. ("CAS") completed the purchase of 100% of the outstanding capital stock of Statcorp, Inc. ("Statcorp") from its stockholders for $4.2 million in cash, subject to a post-closing working capital adjustment. Statcorp, a privately-owned company based in Jacksonville, Florida, develops, assembles and sells liquid infusion devices, blood pressure cuffs, and blood transfusion filters for worldwide use in the medical industry. The purchase price is also subject to adjustment based on post-closing revenues of Statcorp as follows: if, during the 12 month period after the closing date, the revenues of Statcorp exceed a base figure of $5,975,000, then the purchase price will be increased in increments up to a maximum of $1,000,000. The increments range from $100,000 up to $1,000,000 depending on the amount by which actual revenues exceed the base figure, with the maximum payment being made if the actual Statcorp revenues for the 12 month period after the closing date exceed $8,962,500. If, however, the actual Statcorp revenues for the 12 month period fall short of the base figure of $5,975,000, the purchase price will be reduced in increments ranging from $175,000 up to a maximum of $700,000.

     To finance the acquisition of Statcorp, CAS entered into a Commercial Loan and Security Agreement, dated as of May 16, 2005, by and among the Company, Statcorp, and NewAlliance Bank. The principal amount of the loan is $4,200,000, and is payable in 84 monthly installments beginning on July 1, 2005, at a fixed interest rate of 6.00%. The loan is secured by an all asset lien of CAS, including a second mortgage on its Branford, Connecticut facility and a pledge of the stock of Statcorp. Statcorp has guaranteed the loan and its guarantee is secured by an all asset lien of its assets.

     The accompanying unaudited pro forma financial information is presented for illustrative purposes and is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma combined balance sheet and statement of income. The statement of income of Statcorp will be consolidated with the statement of income of CAS for all periods subsequent to the acquisition date of May 15, 2005, (the "Closing"). The unaudited pro forma combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both CAS and Statcorp.

     The pro forma combined balance sheet includes a working capital adjustment of $404,593 which was paid by CAS on July 6, 2005. Such statement does not reflect any contingent consideration that may be paid in the future. The actual amount of future consideration realized will be recognized as an adjustment to goodwill in the period in which the contingency is determined.

     The allocation of the initial price consideration paid to the assets acquired and liabilities assumed included in the pro forma combined financial statements was based upon preliminary estimates of the fair market value of the acquired assets and assumed liabilities. These estimates of fair market value may change based upon the completion of the final valuation by CAS of the assets and liabilities of Statcorp.

     The following table sets forth the components of the purchase price:

          Cash paid at closing                            $ 4,200,000
          Working capital adjustment                          404,593
          Estimated transaction costs                         183,000
                                                          -----------
          Total purchase price                            $ 4,787,593
                                                          ===========


     The following table provides the preliminary purchase price allocation as of June 30, 2005:

          Cash                                            $   250,060
          Accounts receivable                                 420,354
          Inventory                                         1,521,059
          Other current assets                                 16,353
          Property and equipment                              243,646
          Goodwill                                          3,095,325
          Other intangibles                                     3,926
          Accounts payable                                   (579,067)
          Accrued expenses                                   (108,616)
          Deferred tax liabilities                            (59,475)
          Capital lease obligations                           (15,972)
                                                          -----------
          Total purchase cost                             $ 4,787,593
                                                          ===========

                            CAS MEDICAL SYSTEMS, INC.

                   Unaudited Pro Forma Combined Balance Sheet


                                 March 31, 2005

                                            CAS          Consolidated        Albert
                                          Medical          Statcorp      International,      Pro Forma       Pro Forma
                                        Systems, Inc         Inc.      Inc. Elimination(a)  Adjustments      Combined
                                        -------------------------------------------------------------------------------
Cash and cash equivalents               $ 1,973,452      $    16,854      $      (300)     $   159,648(b)   $ 2,149,654
Accounts and notes receivable             2,929,167          669,559         (266,126)                        3,332,600
Inventories                               2,662,686        1,645,179         (254,998)          89,452(c)     4,142,319
Deferred income taxes                       250,342           43,685           (7,677)         (31,308)(c)      255,042
Other current assets                        355,367           15,670          (11,508)                          359,529
                                        -------------------------------------------------------------------------------

   Total current assets                   8,171,014        2,390,947         (540,609)         217,792       10,239,144

Property, plant and equipment, net        2,268,043          458,877         (205,380)                        2,521,540

Intangible and other assets, net            167,990           34,839          (24,924)                          177,905
Goodwill                                                                                     3,172,972(d)     3,172,972
Deferred income taxes                       385,935                                                             385,935
                                        -------------------------------------------------------------------------------

   Total assets                         $10,992,982      $ 2,884,663      $  (770,913)     $ 3,390,764      $16,497,496
                                        ===============================================================================

Current portion of long-term debt       $    58,929      $    75,965                       $   428,242(e)   $   563,136
Accounts payable                            734,939          638,199      $  (106,977)                        1,266,161
Capital lease obligation                                      11,698                                             11,698
Income taxes payable                        417,130           35,579           (1,765)                          450,944
Accrued purchase costs                                                                         587,593(f)       587,593
Accrued expenses                            854,410           74,080                                            928,490
                                        -------------------------------------------------------------------------------

   Total current liabilities              2,065,408          835,521         (108,742)       1,015,835        3,808,022

Accrued retirement benefit
   obligation                               736,988                                                             736,988
Capital lease obligation,
   less current portion                                        6,762                                              6,762
Deferred income taxes                                        111,707          (52,362)                           59,345
Long-term debt, less current portion      1,034,495          283,336                         3,412,457(g)     4,730,288

Common stock                                 39,837            91,365                          (91,365)(h)       39,837
Additional paid-in capital                3,031,387         1,887,170                       (1,887,170)(h)    3,031,387
Treasury stock                             (101,480)          (9,500)        (609,809)         619,309(h)      (101,480)
Retained earnings                         4,186,347         (321,698)                          321,698(h)     4,186,347
                                        -------------------------------------------------------------------------------

Shareholder's equity                      7,156,091        1,647,337         (609,809)      (1,037,528)       7,156,091
                                        -------------------------------------------------------------------------------
Total liabilities & equity              $10,992,982      $ 2,884,663      $  (770,913)     $ 3,390,764      $16,497,496
                                        ===============================================================================

                            CAS MEDICAL SYSTEMS, INC.

                          Unaudited Pro Forma Combined
                               Statement of Income
                        Three months ended March 31, 2005

                                            CAS          Consolidated        Albert
                                          Medical          Statcorp,     International,      Pro Forma       Pro Forma
                                        Systems, Inc         Inc.      Inc. Elimination(a)  Adjustments       Combined
                                        -------------------------------------------------------------------------------
Revenues                                $ 4,948,511      $ 2,213,286      $  (379,253)                      $ 6,782,544

Costs and Expenses:
  Cost of products sold                   2,703,191        1,580,299         (296,899)     $    89,452(b)     4,076,043
   Research and development                 252,750                                                             252,750
   Selling, general and
    administrative                        1,472,218          364,306          (77,503)                        1,759,021
                                        -------------------------------------------------------------------------------
                                          4,428,159        1,944,605         (374,402)          89,452        6,087,814

Operating Income                            520,352          268,681           (4,851)         (89,452)         694,730

  Interest expense                            2,945            5,387              122           63,774(c)        72,228
                                        -------------------------------------------------------------------------------

Pre-tax income                              517,407          263,294           (4,973)        (153,226)         622,502

Provision for income taxes                  165,500           93,509           (1,765)         (53,629)(d)      203,615
                                        -------------------------------------------------------------------------------

Net Income                              $   351,907      $   169,785      $    (3,208)     $   (99,597)     $   418,887
                                        ===============================================================================


EARNINGS PER COMMON SHARE:

  Basic                                     $  0.04                                                            $   0.04

  Diluted                                   $  0.03                                                            $   0.04


WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING:

  Basic                                   9,889,662                                                           9,889,662

  Diluted                                11,435,494                                                          11,435,494

                            CAS MEDICAL SYSTEMS, INC.

                Unaudited Pro Forma Combined Statement of Income
                      Twelve Months Ended December 31, 2004

                                            CAS          Consolidated        Albert
                                          Medical          Statcorp      International,      Pro Forma       Pro Forma
                                        Systems, Inc         Inc.       Inc. Elimination(a) Adjustments      Combined
                                        -------------------------------------------------------------------------------
Revenues                                $19,922,042      $ 7,305,699      $(1,657,753)                      $25,569,988

Costs and Expenses:
  Cost of products sold                  10,832,946        5,277,382       (1,270,578)          89,452(b)    14,929,202
   Research and development               1,032,445                                                           1,032,445
   Selling, general and
    administrative                        6,349,088        1,656,136         (456,600)                        7,548,624
                                        -------------------------------------------------------------------------------
                                         18,214,479        6,933,518       (1,727,178)          89,452       23,510,271

Operating Income                          1,707,563          372,181           69,425          (89,452)       2,059,717

    Interest expense (income)                72,432           19,063             (430)         241,842(c)       332,907
                                        -------------------------------------------------------------------------------

Pre-tax income                            1,635,131          353,118           69,855         (331,294)       1,726,810

Provision for income taxes                  430,246          123,296           (3,837)        (115,953)(d)      433,752
                                        -------------------------------------------------------------------------------

Net Income                              $ 1,204,885      $   229,822      $    73,692      $  (215,341)     $ 1,293,038
                                        ===============================================================================

EARNINGS PER COMMON SHARE:

  Basic                                     $  0.12                                                             $  0.13

  Diluted                                   $  0.11                                                             $  0.12

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING:

  Basic                                   9,796,684                                                           9,796,684

  Diluted                                11,128,643                                                          11,128,643

                            CAS MEDICAL SYSTEMS, INC.

                        Notes to the Unaudited Pro Forma
                         Combined Financial Information

NOTE 1 - THE TRANSACTION

The purchase of Statcorp will be accounted for by the purchase method of accounting with the total consideration allocated to the assets acquired and liabilities assumed based upon their relative fair market values. This allocation is based upon internal valuations and other studies of the acquired assets current market values, condition and useful life. An allocation has been made to major categories of assets based on this information. The purchase price and cost allocation with the acquisition at closing was greater than the fair value of the assets, the excess of which has been recorded as goodwill. The purchase was effective as of May 15, 2005 and the results of Statcorp will be included in the consolidated financial statements of CAS from such date. Purchase accounting for this acquisition is preliminary and is expected to be finalized in fiscal year 2006. The preliminary allocation of purchase price is summarized as follows:

       Total purchase consideration allocated to:
                Tangible assets acquired                            $ 2,451,472
                Patents and other assets                                 35,159
                Goodwill                                              3,095,325
                Liabilities assumed                                    (789,434)
                                                                    -----------
                Purchase price                                      $ 4,787,593
                                                                    ===========

The allocation of purchase price above includes estimated transaction costs associated with the acquisition of $183,000 and certain contractual purchase price adjustments paid during July 2005 of $404,593. Future consideration contingently payable has not been included above.

NOTE 2 - PRO FORMA COMBINED BALANCE SHEET

The following unaudited adjustments were applied to the Pro Forma Combined Balance Sheet as of March 31, 2005.

  (a) The purchase of Statcorp by CAS excluded the assets and liabilities of Albert International, Inc. ("Albert"). Immediately prior to the sale, Statcorp distributed its entire ownership interest in Albert to its shareholders in exchange for 97,045 shares of Statcorp common stock.


  (b) To record the following:
         Cash received from term loan to fund acquisition           $ 4,200,000
         Exercise of stock options by Statcorp shareholders
             prior to acquisition                                       159,648
         Purchase of Statcorp common stock under acquisition         (4,200,000)
                                                                    -----------
                                                                    $   159,648

  (c) To record the following:
            Inventory step-up to fair market value                  $    89,452
            Deferred income tax liability associated
             with inventory step-up                                 $    35,232

  (d) To record the following:
            Goodwill associated with the transaction                $ 3,095,325

               Amount reflects the excess of the purchase price paid at closing over the fair value of the net assets acquired, in accordance with SFAS No. 142, Goodwill and Other Intangible
               Assets, goodwill is not amortized, but is subject to impairment review not less than once annually.

            Adjustment to Goodwill                                       77,647

               Amount reflects the difference in net book
               value of Statcorp from the closing date of
               May 15, 2005 from the proforma balance sheet
               date of March 31, 2005.
                                                                    -----------
                                                                    $ 3,172,972

  (e) To record the following:
            Current portion of proceeds from term loan to
              fund acquisition                                      $   504,207
            Payoff of current portion of Statcorp term loan
              on behalf of Statcorp shareholders from proceeds
              from sale                                                 (75,965)
                                                                    -----------
                                                                    $   428,242

  (f)     To record the following:
            Accrue working capital adjustment                       $   404,593
            Accrue transaction costs                                    183,000
                                                                    -----------
                                                                    $   587,593

  (g) To record the following:
            Long-term portion of proceeds from term loan to
              fund acquisition                                      $ 3,695,793
            Payoff of current portion of Statcorp term loan
              on behalf of Statcorp shareholders from proceeds
              from sale                                                (283,336)
                                                                    -----------
                                                                    $ 3,412,457

  (h) To record the following:
            Elimination of Statcorp stockholders' equity            $(1,037,528)


NOTE 3 - PRO FORMA COMBINED STATEMENTS OF INCOME

The following unaudited adjustments were applied to the Pro Forma Combined Statements of Income for the twelve months ended December 31, 2004 and for the three months ended March 31, 2005:

                                                           Twelve       Three
                                                           Months       Months
                                                           Ended        Ended
                                                          12/31/04     03/31/05
                                                         ---------    ---------
  (a) The purchase of Statcorp by CAS excluded the assets and liabilities of Albert. As such, the statement of income is being eliminated from the consolidated results of Statcorp.

  (b) To record the following:
        Charge to cost of sales for inventory step-up    $  89,452    $  89,452

  (c) Interest expense associated with the acquisition
        term loan                                        $ 241,842    $  63,774

  (d) To record the following:
         Change in federal and state income taxes
           relating to the foregoing adjustments
           ((b) & (c)) based upon effective tax
           rate of 35%                                   $(115,933)   $ (53,629)